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                                                                 EXHIBIT (11)(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 22 to the registration statement (No. 33-74628) on Form N-1A, of our report dated June 14, 2002 as it relates to the Statement of Changes in Net Assets and financial highlights appearing in the April 30, 2003 Annual Report of the State Street Research Large-Cap Analyst Fund series of State Street Research Securities Trust, which Annual Report is also incorporated by reference in the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
August 25, 2003